Exhibit 99.1

Rodman & Renshaw Capital Group, Inc. Announces
Financial Results for the Third Quarter 2007

New York, NY, November 7, 2007 –Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), today announced its third quarter 2007 financial results.

Total revenues for the quarter ended September 30, 2007 were $8.8 million, representing an increase of 44% over total revenues of $6.1 million in the corresponding prior-year period. For the quarter ended September 30, 2007, the Company reported net income, before non-recurring charges on a non-U.S. Generally Accepted Accounting Principles (GAAP) basis, of $0.03 million, or less than $0.01, per diluted share. This represented an increase in non-GAAP net income of $1.6 million compared to a net loss of ($1.6 million) in the corresponding prior-year period. Before the elimination of non-recurring charges, the Company reported a net loss of ($3.7 million), or ($0.15) per basic share, for the quarter ended September 30, 2007. References to non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. Non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance. A reconciliation between GAAP results and non-GAAP measures is attached.

Non-recurring charges in the quarter ended September 30, 2007, which are the basis of the non-GAAP results presented, totaled $3.7 million and related to the exchange transaction consummated on July 11, 2007 pursuant to which the Company became a public reporting company (the Exchange). Those charges included: approximately $3.0 million in interest expense attributable to amortization of debt discounts and deferred financing costs associated with the exchange of convertible debentures for common stock as part of the transaction; approximately $0.4 million in non-recurring stock compensation expense associated with accelerated vesting of options upon the exchange transaction; approximately $0.6 million in professional expenses; and approximately $0.4 million from the write-off of goodwill attributable to the cost of the public shell company. The elimination of these non-recurring expenses increased the Company’s pro forma tax expense by $0.6 million.

Total revenues for the nine months ended September 30, 2007 were $56.0 million, an increase of 70% over total revenues of $33.0 million in the corresponding prior-year period. Net income after provision for income taxes (and including all non-recurring expenses) for the nine months ended September 30, 2007 was $6.3 million, compared to $6.7 million in the corresponding prior-year period. (Prior to the Exchange, the Company was taxed as a partnership and accordingly was not liable for federal, state or local income taxes, other than a 4% tax imposed on unincorporated businesses domiciled in the City of New York. After July 11, 2007, the Company has assumed a 45% estimated effective tax rate.)

Revenues

               Investment Banking

Investment banking revenue was $9.1 million for the quarter, representing an increase of 72% over revenue of $5.3 million in the corresponding prior-year period. For the nine months ended September 30, 2007, investment banking revenue was $48.5 million, an increase of 115% over revenue of $22.5 million in the corresponding prior-year period.

-	Private placement and underwriting revenue for the quarter was $6.9 million, compared to $5.2 million for the corresponding prior-year period, an increase of 33%. Of this total, $5.2 million in revenue, or 76%, was derived from transactions in the healthcare sector. In the quarter, the Company completed 12 financing transactions with an average transaction size of $26 million, compared to 11 transactions, with an average size of $13 million, in the corresponding prior-year period. For the nine months ended September 30, 2007, private placement and underwriting revenue was $43.3 million, an increase of $21.2 million, or 96%, compared to the corresponding prior-year period, with $34.4 million, or 79%, of revenue in the period derived from transactions in the healthcare sector.

-	Strategic advisory fees for the quarter were $2.2 million, representing an increase of $2.15 million, or 4,300%, compared to the corresponding prior-year period. A total of $0.6 million in fees, or

28%, was derived from transactions in the healthcare sector, with $1.6 million in fees, or 72%, from transactions in non-healthcare sectors. For the nine months ended September 30, 2007, strategic advisory fees were $5.1 million, representing an increase of $4.7 million, or 1,175%, over the corresponding prior-year period, with $1.3 million, or 25%, of advisory revenue derived from transactions in the healthcare sector, and $3.8 million, or 75%, from non-healthcare sectors.

               Sales and Trading

-	Commissions for the quarter were $1.3 million, essentially flat over the corresponding prior-year period. For the nine months ended September 30, 2007, commissions were $4.9 million, representing an increase of $1.3 million, or 36%, over the corresponding prior-year period.

-	Losses on securities and principal transactions for the quarter, including losses incurred in the Company’s asset management operation, were ($1.8 million), compared to a loss of ($0.5 million) in the corresponding prior-year period. For the nine months ended September 30, 2007, gains on securities and principal transactions decreased to $1.4 million, or 77%, from $6.0 million in the corresponding prior-year period.

               Other (Including Conference Fees)

Other revenue for the quarter was $0.15 million, representing an increase of 184% compared to $0.05 million for the corresponding prior-year period. For the nine months ended September 30, 2007, other revenue was $1.2 million, representing an increase of 35% from $0.9 million in the corresponding prior-year period.

Expenses

Total expenses for the quarter, excluding one-time interest expense related to the debentures exchanged in the Exchange, but including all other non-recurring expenses, were $9.7 million, representing an increase of $2.3 million, or 32%, compared to total expenses of $7.4 million in the corresponding prior-year period. Expenses net of non-recurring expenses were $8.4 million. For the nine months ended September 30, 2007, expenses were $45.5 million, representing an increase of $21.6 million, or 90%, compared to the corresponding prior-year period. The majority of the increase in expenses was associated with the Company’s increased headcount and expanded scope of operations.

               Compensation Expense

Employee compensation and benefits expense for the quarter, including non-recurring stock compensation expense, was $4.9 million, representing an increase of $0.9 million, or 23%, over an expense of $4.0 million in the corresponding prior-year period. For the nine months ended September 30, 2007, employee compensation and benefits expense was $31.5 million, representing an increase of $18.0 million, or 133%, over $13.5 million in the corresponding prior-year period. This increase was primarily attributable to larger payouts related to increased revenue.

Excluding non-recurring stock compensation expense of $0.4 million, employee compensation and benefits expense for the quarter was $4.5 million, an increase of $0.5 million, or 14%, over the corresponding prior-year period. For the nine months ended September 30, 2007, employee compensation and benefits expense, excluding non-recurring stock compensation expense, was $31.1 million, representing an increase of $17.6 million, or 130% over the corresponding prior-year period.

Employee compensation and benefits expense for the quarter, excluding non-recurring stock compensation expense, represented 52% of revenue. For the nine months ended September 30, 2007, compensation and benefits expense, net of non-recurring stock compensation expense, represented 56% of revenue.

               Non-Compensation Related Expenses

Non-compensation expense for the quarter, including non-recurring expenses, was $4.8 million, an increase of $1.4 million, or 43%, over the corresponding prior-year period. For the nine months ended September 30, 2007, non-

compensation expense was $14.0 million, representing an increase of $3.7 million, or 35%, over the corresponding prior-year period.

Non-compensation expense for the quarter, excluding non-recurring expenses, was $3.8 million, representing an increase of $0.4 million, or 14%, over the corresponding prior-year period. For the nine months ended September 30, 2007, non-compensation expense, excluding non-recurring expenses, was $12.5 million, representing an increase of $2.1 million, or 20%, over the corresponding prior-year period.

Operating Margin

Operating margin, defined as operating income net of minority interest, was $0.1 million, or 1.0% of revenue for the quarter. For the nine months ended September 30, 2007, operating margin was $11.3 million, or 20% of revenue.

Non-GAAP operating margin, excluding non-recurring expenses, was $1.5 million, or 17.0% of revenue for the quarter. For the nine months ended September 30, 2007, non-GAAP operating margin, excluding non-recurring expenses, was $13.2 million, or 24% of revenue.

Earnings per share

Non-GAAP earnings per share for the quarter, excluding non-recurring expenses, was less than $0.01 per diluted share, based upon an average weighted number of shares outstanding of 24,330,826. For the nine months ended September 30, 2007, non-GAAP earnings per diluted share was $0.52, excluding non-recurring expenses, based upon an average weighted number of shares outstanding of 21,328,663.

For the nine months ended September 30, 2007, GAAP earnings per diluted share was $0.30, based upon an average weighted number of shares outstanding of 21,328,663. (The share count applied for both the quarter and the nine-month periods includes common shares, in-the-money exercisable options, warrants and convertible debentures.)

Termination of Asset Management Operation

The Company’s asset management operation produced a loss of ($1.2 million) before accounting for minority interest in the quarter, and in the first nine months of 2007 produced a loss of ($0.8 million). Total assets under management were approximately $7.3 million as of September 30, 2007, more than 90% of which has been invested by the Company’s former Chief Executive Officer (and current Head of Investment Banking) John J. Borer III, and his family members and colleagues.

Company management, in consultation with the Board of Directors, has determined that the Company’s asset management operation, as presently constituted, is not central to its strategic development and injects disproportionate volatility into the Company’s financial performance. Accordingly, subsequent to the end of the third quarter, the Company determined to terminate its asset management operation in the fourth quarter of 2007. The Company expects that this decision will not have a material effect on net income in the fourth quarter and will eliminate significant potential revenue volatility.

Statement Regarding Third Quarter Performance

Michael Lacovara, Chief Executive Officer, commented: “We are pleased with the performance of our core operations in what is historically the Company’s slowest revenue period and a quarter with significant complexity associated with our going-public exchange transaction. Corporate finance and advisory revenue increased, year-over-year, even in a challenging capital markets environment, and expenses stayed in line with our budget.”

Statement Regarding Termination of Asset Management Operation

Michael Lacovara, Chief Executive Officer, commented: “Although we continue to regard asset management as a potential source of future strategic growth, we have concluded that our current, modestly-sized asset management operation is non-core and creates potential volatility in our performance. For that reason, we will exit that business in the fourth quarter and will explore re-entry into the asset management sector when opportunities arise and in a manner consistent with our overall strategic plan.”

Conference Call

A conference call with management to discuss the financial results of the quarter ended September 30, 2007 will be held on November 8 at 9:00AM EST. Investors can participate in the conference call by dialing 800-706-7741 (domestic) or 617-614-3471 (international). The passcode for the call is 89541799. The call is being webcast and can be accessed at www.rodmanandrenshaw.com.

About The Company

Rodman & Renshaw is a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies, along with research and sales and trading services to institutional investor clients that focus on such companies. Through its AcumenBioFinTM division, Rodman is a leading investment banking firm to the biotechnology sector, a capital intensive market segment, as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

MEMBER FINRA, SIPC

RODMAN & RENSHAW CAPITAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

REVENUES
Private placement, underwriting and advisory fees	$9,083,610	$5,268,924	$48,457,281	$22,503,260
Gains (losses) on securities and principal transactions, net	(1,796,635)	(540,982)	1,403,644	6,007,722
Commissions	1,326,007	1,303,194	4,932,243	3,630,176
Conference fees			719,009	748,532
Other income	149,798	52,736	475,580	134,146

TOTAL REVENUES	8,762,780	6,083,872	55,987,757	33,023,836

EXPENSES
Employee compensation and benefits	4,945,970	4,015,298	31,487,909	13,523,657
Conferences	208,375	437,939	2,352,867	2,108,386
Professional fees	1,891,977	1,341,883	4,604,520	3,829,474
Business development	656,734	415,576	2,090,278	1,295,101
Communication and data processing	575,186	355,415	1,464,593	983,505
Office	139,681	137,813	541,560	379,979
Occupancy and equipment rentals	348,226	265,992	953,624	517,593
Subscriptions and research	6,943	17,285	85,927	211,817
Insurance	215,664	103,431	517,632	289,493
Clearance and execution charges	109,017	44,685	206,867	146,644
Depreciation and amortization	141,355	155,355	466,167	379,157
Miscellaneous	483,485	68,116	756,849	241,475

TOTAL EXPENSES	9,722,613	7,358,788	45,528,793	23,906,281

OPERATING INCOME (LOSS)	(959,833)	(1,274,916)	10,458,964	9,117,555

INTEREST EXPENSE	2,978,709	--	3,771,570	--

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	(3,938,542)	(1,274,916)	6,687,394	9,117,555

INCOME TAXES EXPENSE (BENEFIT)	834,474	42,570	1,172,254	391,907

INCOME (LOSS) BEFORE MINORITY INTERESTS	(4,773,016)	(1,317,486)	5,515,140	8,725,648

MINORITY INTERESTS IN (INCOME) LOSS OF SUBSIDIARIES	1,077,825	(296,259)	816,775	(2,014,349)

NET INCOME (LOSS)	$(3,695,191)	$(1,613,745)	$6,331,915	$6,711,299

OTHER COMPREHENSIVE INCOME

Reclassification adjustment for realized gains on investments			(1,001,664)
Unrealized (loss) gain on investment, net of income taxes	(352,191)	1,187,640	(352,191)	1,187,640

COMPREHENSIVE INCOME (LOSS)	$(4,047,382)	$(426,105)	$4,978,060	$7,898,939

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	24,330,826	18,159,547	20,239,245	18,159,547
Diluted	24,330,826	18,159,547	21,328,663	18,482,723

NET INCOME (LOSS) PER SHARE OF COMMON STOCK:
Basic	$(0.15)	$(0.09)	$0.31	$0.37
Diluted	$(0.15)	$(0.09)	$0.30	$0.36

Non-GAAP Financial Measures

The Company has utilized non-GAAP calculations of income before income tax expense, income tax expense, net income, compensation and benefit expense, compensation ratio and basic and diluted earnings per share that are adjusted in the manner presented above as an additional device to aid in understanding and analyzing our financial results for the three and nine months ended September 30, 2007. Specifically, management believes that the non-GAAP measures provide useful information by excluding certain one-time expenses related to the Exchange. Management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the Company’s business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

A limitation of utilizing these non-GAAP measures of income before income tax expense, income tax expense, net income, compensation and benefit expense, compensation ratio and basic and diluted earnings per share is that the GAAP accounting effects of those events do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing the financial results. Therefore, management believes that the GAAP measures of income before income tax expense, income tax expense, net income, compensation and benefit expense, compensation ratio and basic and diluted earnings per share as well as the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following provides details with respect to reconciling income before income tax expense, income tax expense, net income, compensation and benefit expense, compensation ratio and basic and diluted earnings per share on a GAAP basis for the three and nine months ended September 30, 2007 to the aforementioned captions on a non-GAAP basis in the same respective period.

(Dollars in thousands, except per share information)
		Reconciliation		Non-GAAP
Three months ended September 30, 2007:	GAAP Basis	Amount		Basis
Employee compensation and benefits	$4,946	$(384)	(a)	$4,562

Income before income tax expense (benefit)	(3,938)	4,329		391

Income tax expense (benefit)	834	608	(b)	1,442

Net Income (Loss)	$(3,695)	$3,721	(c)	$26

Compensation ratio (d)	56.4%			52.1%

Earnings per share:

Basic	$(0.15)	$0.15		$ *

Diluted

Weighted average number of common shares outstanding:
Basic and diluted	24,330,826		(e)	24,330,826

* Less than $0.01 per share

(a)	The non-GAAP adjustment represents the pre-tax expense with respect to the acceleration of amortization of vesting of stock awards in connection with the Exchange.

(b)	The non-GAAP adjustment with respect to income tax expense (benefit) represents the elimination of a portion of the tax benefit resulting from the non-recurring expenses in connection with the Exchange.

(c)	The non-GAAP adjustment to net income reflects the after-tax effect of the elimination of non-recurring expenses incurred in connection with the Exchange.

(d)	The compensation ratio for the three months ended September 30, 2007 was calculated by dividing employee compensation and benefit expense by total revenues of $8,763.

(e)	The basic and diluted weighted average numbers of common shares outstanding were not adjusted.

(Dollars in thousands, except per share information)
		Reconciliation		Non-GAAP
Nine months ended September 30, 2007:	GAAP Basis	Amount		Basis
Employee compensation and benefits	$31,488	$(384)	(a)	$31,104

Income before income tax expense (benefit)	6,687	5,745		12,432

Income tax expense (benefit)	1,172	888	(b)	2,060

Net Income (Loss)	$6,332	$4,857	(c)	$11,189

Compensation ratio (d)	56.2%			55.5%

Earnings per share:
Basic	$0 .31	$0.24		$0.55
Diluted	$0 .30	0.22		$0.52

Weighted average number of common shares outstanding:
Basic	20,239,245		(e)	20,239,245
Diluted	21,328,663		(e)	21,328,663

(a)	The non-GAAP adjustment represents the pre-tax expense with respect to the acceleration of amortization of vesting of stock awards in connection with the Exchange.

(b)	The non-GAAP adjustment with respect to income tax expense (benefit) represents the elimination of a portion of the tax benefit resulting from the non-recurring expenses in connection with the Exchange.

(c)	The non-GAAP adjustment to net income reflects the after-tax effect of the elimination of non-recurring expenses incurred in connection with the Exchange of $3.7 million and $4.8 million for the three and nine months ended September 30, 2007, respectively.

(d)	The compensation ratio for the nine months ended September 30, 2007 was calculated by dividing employee compensation and benefit expense by total revenues of $55,988.

(e)	The basic and diluted weighted average numbers of common shares outstanding were not adjusted.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our prospectus dated October 16, 2007, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Michael Lacovara, Chief Executive Officer
(212) 356 -0513